Exhibit (c)(7)

                             SCUDDER INVESTORS TRUST

               Amended and Restated Establishment and Designation
                   of Series of Shares of Beneficial Interest

         The undersigned, being a majority of the Trustees of Scudder Investors Trust (formerly, Kemper Funds Trust), a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Trust's Declaration of Trust dated October 14, 1998 (the "Declaration of Trust"), having heretofore established and designated the shares of beneficial interest of the Trust into four separate series (each individually a "Fund" and collectively the "Funds"), hereby terminate one such Fund, effective February 23, 2001, as set forth below in paragraph 2:

     1.    The Funds heretofore designated are as follows:

           Scudder Focus Growth Fund
           Scudder Research Fund
           Scudder S&P 500 Stock Index Fund
           Kemper Small Cap Value+Growth Fund

     2.    The following Fund is hereby terminated, effective February 23, 2001:

           Kemper Small Cap Value+Growth Fund


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated January 19, 2000 shall remain in effect.


/s/James E. Akins                           /s/Frederick T. Kelsey
-----------------------------------         ------------------------------------
James E. Akins, Trustee                     Frederick T. Kelsey, Trustee


/s/Linda C. Coughlin                        /s/Kathryn L. Quirk
-----------------------------------         ------------------------------------
Linda C. Coughlin, Trustee                  Kathryn L. Quirk, Trustee


/s/James R. Edgar                           /s/Fred B. Renwick
-----------------------------------         ------------------------------------
James R. Edgar, Trustee                     Fred B. Renwick, Trustee


/s/Arthur R. Gottschalk                     /s/John G. Weithers
-----------------------------------         ------------------------------------
Arthur R. Gottschalk, Trustee               John G. Weithers, Trustee



Dated:  February 23, 2001